US Foods Holding Corp. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2024 relating to the consolidated financial statements of US Foods Holding Corp. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the fiscal year ended December 30, 2023.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

May 17, 2024